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                                                                 EXHIBIT 10.12.1
                          PERFORMANCE SHARE AGREEMENT

         This Performance Share Agreement (the "Agreement") is made as of the 23rd day of October, 1996 by and between Orbital Sciences Corporation, a Delaware corporation (the "Company"), and David W. Thompson, the President and Chief Executive Officer of the Company (the "Executive").

         WHEREAS, the Human Resources and Nominating Committee of the Board of Directors has determined that it is desirable and in the best interests of the Company to grant to the Executive the right to receive performance share units (the "Performance Shares"), in order to provide the Executive with further incentive to enhance the profitability and financial strength of the Company by linking a component of the Executive's compensation to Company stock value, which Performance Shares entitle the Executive to receive an annual bonus measured by the increased value of the Company's common stock (the "Shares").

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

         1. GRANT OF PERFORMANCE SHARES. The Company hereby grants to the Executive a total of 150,000 Performance Shares, which shall have the features set forth below. The date of the grant of the Performance Shares is October 23, 1996, the date on which the grant was approved by the Committee.

                 a. Vesting. 50,000 Performance Shares shall vest immediately, with an additional 50,000 vesting on each of January 30, 1997 and 1998.

                 b. Performance Bonus Calculation. Until they expire or are terminated, each vested Performance Share shall entitle the Executive to receive a bonus (the "Performance Bonus"). The Performance Bonus shall be calculated on each of January 31, 1997, 1998 and 1999 with respect to the aggregate number of Performance Shares that have vested as of January 1 of such year. The Performance Bonus shall be equal to the increase, if any, from the Base Price and Anniversary Valuation Price as illustrated below for each applicable calendar year.


 NUMBER OF PERFORMANCE                                                        ANNIVERSARY
 ---------------------                                                        -----------
 SHARES                    BASE DATE               BASE PRICE                 VALUATION PRICE
 ------                    ---------               ----------                 ---------------
 50,000                    January 30, 1996        $13.16                     Fair Market Value
                                                                              on January 30,
                                                                              1997

 100,000                   January 30, 1997        Fair Market Value on       Fair Market Value
                                                   January 30, 1997           on January 30,
                                                                              1998

 150,000                   January 30, 1998        Fair Market Value on       Fair Market Value
                                                   January 30, 1998           on January 30,
                                                                              1999





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                 c.       Payment of Performance Bonus.  The Performance Bonus,
if any, shall be paid in cash in the form of a credit to the Executive's account under the Company's 1995 Deferred Compensation Plan. Such payment shall be made as soon as practicable after calculation of the Performance
Bonus. Fifty percent (50%) of such credit shall vest immediately, with the other 50% vesting on January 30 of the subsequent year.

                 d. Expiration. The Performance Shares shall expire on February 1, 1999 unless this Agreement is terminated according to its terms at an earlier time.

                 e. Fair Market Value. For purposes of this Agreement, the Fair Market Value shall be equal to the average closing sales price of Shares on the national securities exchange on which Shares are then principally traded or, if that measure of price is not available, on a composite index of such exchanges or, if that measure of price is not available, in a national market system for securities, calculated for the 20 trading days immediately prior to the applicable valuation date.

         2. LIMITATION ON TRANSFER. The Performance Shares are not transferable by the Executive.

         3.      PERFORMANCE SHARE ADJUSTMENTS.

                 a. Changes in Stock. If the outstanding Shares of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, upon authorization of the Board, a proportionate adjustment shall be made in the number or kind of Shares subject to the Performance Shares, so that the proportionate interest of the Executive immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment to Performance Shares shall include a corresponding proportionate adjustment in the Base Price per share.

                 b. Reorganization in Which the Company is the Surviving Corporation. Subject to subparagraph (c) below, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, the Performance Shares shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Performance Shares would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment in the Base Price per Share so that the aggregate Base Price thereafter shall be the same as the aggregate Base Price of the Shares remaining subject to the Performance Shares immediately prior to such reorganization, merger or consolidation.

                 c. Reorganization in Which the Company is Not the Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of substantially all the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Company, unless provision is made in writing in connection with such transaction for





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the assumption of this Agreement with such adjustments as the Board deems appropriate with respect to the features, terms and conditions of the Performance Shares, the Performance Shares hereunder shall immediately entitle the Executive to a Performance Bonus in an amount equal to the difference between the applicable Base Price and the Fair Market Value of the Shares on the trading date immediately preceding the closing date of such Transaction, and any unpaid portion of a previously vested Performance Bonus shall be immediately paid.

                 d. Adjustments. In all cases, the nature and extent of adjustments under this Section 3 shall be determined by the Committee in its sole discretion, and any such determination as to what adjustments shall be made, and the extent thereof, shall be final and binding.

         4. WITHHOLDING OF TAXES. The parties hereto recognize that the Company may be obligated to withhold federal, state and local income taxes and Social Security taxes to the extent that the Executive realizes ordinary income in connection with the receipt of the Performance Bonus pursuant to this Agreement. The Executive agrees that the Company may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Executive.

         5. DISCLAIMER OF RIGHTS. No provision in this Agreement shall be construed to confer upon the Executive the right to be employed by the Company, or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of the Executive at any time, or to terminate any employment or other relationship between the Executive and the Company.

         6. INTERPRETATION OF PERFORMANCE SHARE AGREEMENT. All decisions and interpretations made by the Committee or the Board of Directors of the Company with regard to any questions arising under this Agreement shall be binding and conclusive on the Company and the Executive.

         7. TERMINATION. Except as otherwise provided herein, this Agreement shall terminate and all rights and obligations of the parties hereunder shall be void and of no effect immediately upon the date the Executive ceases to hold the office set forth in the first paragraph of this Agreement or January 30, 2000, whichever occurs first. For purposes of this Agreement, an approved leave of absence shall not be deemed an event resulting in the Executive ceasing to hold such office under this Agreement. An approved leave of absence shall mean an absence approved by the Committee for military leave, sick leave, or other bona fide leave, as long as the Executive's right to re-employment is guaranteed by contract, statute or the policy of the Company.

         8.        MISCELLANEOUS

                   (a) Title and Headings. Titles and headings of sections of the Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

                   (b) Governing Law. This Agreement shall be governed by, interpreted under and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Delaware.





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         IN WITNESS WHEREOF, the parties have executed this agreement as of
October 23, 1996.

ORBITAL SCIENCES CORPORATION


By:      /s/ Jeffrey V. Pirone
         ---------------------
         Jeffrey V. Pirone
         Senior Vice President and Chief Financial Officer





/s/ David W. Thompson
---------------------
David W. Thompson





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